AMENDMENT NO. 1
PARTICIPATION AGREEMENT
     The Participation Agreement (the “Agreement”), dated as of December 1, 2008, by and among AIM Variable Insurance Funds (“AVIF”), Invesco Aim Distributors, Inc., a Delaware corporation (“INVESCO AIM”), Pacific Life & Annuity Company, an Arizona life insurance company (“LIFE COMPANY”), on its behalf and on behalf of certain segregated asset accounts (“Accounts”) of the Company, and Pacific Select Distributors, Inc., an affiliate of LIFE COMPANY and the principal underwriter of the contract (“UNDERWRITER”). The parties now desire to further amend the Agreement by this amendment (the “Amendment”) which shall take effect May 1, 2012.
     WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds was renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds) and Invesco Aim Distributors, Inc. was renamed Invesco Distributors, Inc.
     Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.
A M E N D M E N T
     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:
1.	All references to AIM Variable Insurance Funds are hereby deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds);

2.	All references to Invesco Aim Distributors, Inc. are hereby deleted and replaced with Invesco Distributors, Inc. and

3.	Schedule A of the Agreement is deleted and replaced in its entirety with the Schedule A attached hereto.

4.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original.
[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed as of January 20, 2012.

AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)

Attest:	/s/ Melanie Ringold	By:	/s/ John M. Zerr
Name:	Melanie Ringold	Name:	John M. Zerr
Title:	Assistant Secretary	Title:	Senior Vice President

INVESCO DISTRIBUTORS, INC.

Attest:	/s/ Melanie Ringold	By:	/s/ John S. Cooper
Name:	Melanie Ringold	Name:	John S. Cooper
Title:	Assistant Secretary	Title:	President

PACIFIC LIFE & ANNUITY COMPANY

Attest:	/s/ Jane M. Guon	By:	/s/ Jose T. Miscolta

Name:	Jane M. Guon	Name:	Jose T. Miscolta

Title:	Corporate Secretary	Title:	Assistant Vice President

PACIFIC SELECT DISTRIBUTORS INC.

Attest:	/s/ Jane M. Guon	By:	/s/ Adrian S. Griggs

Name:	Jane M. Goun	Name:	Adrian S. Griggs

Title:	Corporate Secretary	Title:	Chief Executive Officer

SCHEDULE A
FUNDS AVAILABLE UNDER THE CONTRACTS
All SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)
SEPARATE ACCOUNTS UTILIZING THE FUNDS
ALL SEPARATE ACCOUNTS UTILIZING THE FUNDS
CONTRACT FUNDERD BY THE SEPARATE ACCOUNTS
ALL CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS